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                                                                   EXHIBIT 99.13


                     FORM OF TRANSFER RESTRICTION AGREEMENT



         The undersigned, intending to be legally bound, hereby agree as follows:

                  1. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Certificate of Designations (the "Certificate") of Series B Preferred Stock, par value $.01 per share, of Continental Airlines, Inc. (the "Corporation").

                  2. The Holder (as defined herein) hereby agrees with Northwest (or its successor) that it will not transfer, sell or otherwise dispose of any [if Going Private Transaction, insert "common stock of the Corporation" (or its successor)] [if establishment of a new Holding Company, insert "Capital Stock of the Holding Company"] to a Prohibited Transferee (as defined herein).

                  3. Prior to any transfer, sale or other disposition of [if Going Private Transaction, insert "common stock of the Corporation" (or its successor)] [if establishment of a new Holding Company, insert "Capital Stock of the Holding Company"] to a Permitted Transferee, the Permitted Transferee shall execute and deliver an agreement to Northwest (or its successor) identical in all material respects to this Agreement as appropriate.

                  4. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Holder" shall mean [the signatory to this Agreement other than Northwest or its successor].



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                  "Knowledge" shall mean with respect to any Person, the actual knowledge of such Person or the knowledge which such Person should have upon reasonable inquiry.

                  "Permitted Transferee" shall mean any transferee of [if Going Private Transaction, insert "common stock of the Corporation" (or its successor)] [if establishment of new Holding Company, insert "Capital Stock of the Holding Company"] other than a Prohibited Transferee.

                  "Prohibited Transferee" shall mean any Major Carrier, or any Affiliate of a Major Carrier, who, together with its Affiliates, would have, to the Knowledge (as defined herein) of the Holder (or, if applicable, the Permitted Transferee), upon any transfer, sale or other disposition of [if Going Private Transaction, insert "common stock of the Corporation" (or its successor)] [if establishment of new Holding Company, insert "Capital Stock of the Holding Company"], Beneficial Ownership of 25% or more of the Capital Stock or Voting Power of the Corporation (or its successor) upon completion of such transfer, sale or other disposition.

                  5. Each certificate representing shares of [if Going Private Transaction, insert "common stock of the Corporation" (or its successor)] [if establishment of new Holding Company, insert "Capital Stock of the Holding Company"] shall bear an appropriate legend describing the restrictions set forth herein.

                  6. The obligations of the Holder under this Agreement shall terminate and be of no further force and effect upon (a) the transfer, sale or other disposition by the Holder of all of the [if Going Private Transaction, insert "common stock of the Corporation" (or its successor)] [if establishment of new Holding Company, insert "Capital Stock of Holding Company"] beneficially owned by such Holder to a Permitted Transferee or (b) the reissuance of



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Rights under the Rights Agreement or the issuance of rights under a newly established rights agreement, in either case, in accordance with Article Seven of the certificate of incorporation of [the Corporation] [the Holding Company].

                  7. Unless earlier terminated under Section 6 hereof, this Agreement shall terminate and be of no further force or effect at such time as the Share becomes redeemable (or the earlier repurchase of the Share by the Corporation) in accordance with the terms of the Certificate.

                  8. This Agreement shall be governed by the laws of the State of Delaware.



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                                       HOLDER

                                       By:
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                                       NORTHWEST (OR ITS SUCCESSOR)

                                       By:
                                          --------------------------------